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                                                                       Exhibit J



                           SCOTSMAN INDUSTRIES, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE 1
                                  DEFINITIONS

                 Whenever used in the Plan, the following terms shall have the meanings set forth below:

                 1.1 AWARD AGREEMENT. "Award Agreement" means an agreement entered into by and between the Company and a Non-employee Director, setting forth the terms and provisions applicable to an Option granted under the Plan.

                 1.2 BENEFICIAL OWNER. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                 1.3 BOARD OR BOARD OF DIRECTORS. "Board" or "Board of Directors" means the board of directors of the Company.

                 1.4 CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

                 (1) the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or
                          (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or




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                          consolidation, each of the conditions described in
                          clauses (i), (ii) and (iii) of subsection (3) of this
                          Section 1.4 shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                 (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

                 (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from




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                          such reorganization, merger or consolidation (or any
                          corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or


                 (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and
                          (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.


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                 1.5      CODE.   "Code" means the Internal Revenue Code of
1986, as amended from time to time.

                 1.6 COMMISSION. "Commission" means the United States Securities and Exchange Commission or any successor agency thereto.

                 1.7 COMPANY. "Company" means Scotsman Industries, Inc., a Delaware corporation, or any successor thereto as provided in Section 8.5 herein.

                 1.8 DIRECTOR. "Director" means any individual who is a member of the Board of Directors of the Company.

                 1.9 DISABILITY. "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

                 1.10 EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in Section 2.3 hereof.

                 1.11 EMPLOYEE. "Employee" means any employee of the Company or of any of the Company's Subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

                 1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                 1.13 FAIR MARKET VALUE. "Fair Market Value" shall mean the average of the highest and lowest sale prices for Shares on the relevant date, as reported on the New York Stock Exchange, or if there were no sales on such date, the weighted average of the mean between the highest and lowest sale prices reported on the New York Stock Exchange the nearest day before and the highest and lowest sale prices reported on the New York Stock Exchange on the nearest day after the relevant date.

                 1.14 NON-EMPLOYEE DIRECTOR. "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee.

                 1.15 OPTION. "Option" means a nonqualified stock option to purchase Shares, granted under Article 6 herein.

                 1.16 OPTION PRICE. "Option Price" means the price at which a Share may be purchased under an Option.

                 1.17 PARTICIPANT. "Participant" means a Non-employee Director who has outstanding an Option granted under the Plan.

                 1.18 PERMITTED TRANSFEREE. "Permitted Transferee" shall have the meaning set forth in Section 6.11 hereof.


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                 1.19     PERSON.  "Person" shall have the meaning ascribed to
such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                 1.20     PLAN.  "Plan" shall have the meaning set forth in
Section 2.1 hereof.

                 1.21 SHARES. "Shares" means shares of common stock of the Company, par value $.10 per share, together with the related common stock purchase rights.

                 1.22 SUBSIDIARY. "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                                   ARTICLE 2
                      ESTABLISHMENT, PURPOSE AND DURATION

                 2.1 ESTABLISHMENT OF THE PLAN. Subject to the subsequent approval by an affirmative vote of the stockholders of the Company in accordance with the requirements of Rule 16b-3 under the Exchange Act, the Company hereby establishes an incentive compensation plan to be known as the "Scotsman Industries Non-Employee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Options, subject to the terms and provisions set forth herein.

                 2.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal financial interests of Non-employee Directors to those of the Company's stockholders and to attract and retain Non-employee Directors of outstanding competence.

                 2.3 DURATION OF THE PLAN. Subject to the subsequent approval of the stockholders in accordance with Section 2.1, the Plan shall commence on August 11, 1994 (the "Effective Date") and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions.

                                   ARTICLE 3
                                 ADMINISTRATION

                 3.1 APPOINTMENT OF BOARD OF DIRECTORS AS ADMINISTRATOR. The Plan shall be administered by the Board of Directors, subject to the restrictions set forth in the Plan.

                 3.2 POWERS OF THE BOARD. The Board shall have full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions; provided, however, that in no event shall the Board have the power to determine the criteria for


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eligibility to participate in the Plan, the number of Options or Shares subject to Options granted under the Plan, or the Option Price, vesting period, or timing of the grant of Options under the Plan, all of which determinations shall be automatically made pursuant to the provisions of the Plan.

                 3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, Participants, and Permitted Transferees.

                                   ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

                 4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one hundred thousand (100,000). Shares issued pursuant to the Plan may consist of authorized and unissued Shares or Shares which have been or may be held by the Company in treasury, as determined from time to time by the Board. The grant of an Option shall reduce the number of Shares available for grant under the Plan by the number of Shares subject to such Option.

                 4.2 LAPSED AWARDS. If any Option granted under the Plan terminates, expires, is forfeited, or lapses for any reason, any Shares subject to such Option shall again be available for grant under the Plan to the extent consistent with Rule 16b-3 of the Exchange Act and the interpretations of the Commission thereunder.

                 4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of corporate changes affecting the Shares, this Plan or Options granted thereunder (including without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations or other relevant changes in capitalization), the Board shall make appropriate adjustments in price and number of Shares and kind of securities subject to Options or in the terms of such Options, which it deems equitable to prevent dilution or enlargement of rights under the Options; provided, however, that no such adjustment shall be made if the adjustment would cause the Plan to fail to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation. In addition, the Board may from time to time equitably change the aggregate number or remaining number of Shares or kind of securities which may be issued under the Plan to reflect any such corporate changes; provided, however, that no such change shall be made if such change would cause the Plan to fail to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation.

                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION

                 5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

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                 5.2      ACTUAL PARTICIPATION.  All eligible Non-employee
Directors shall receive grants of Options pursuant to the terms and provisions set forth in Article 6 herein.

                                   ARTICLE 6
                                    OPTIONS


                 6.1 INITIAL GRANT OF OPTIONS. Subject to the subsequent approval of the Plan by the stockholders of the Company in accordance with
Section 2.1, each individual who is a Non-employee Director on the Effective Date shall be granted, on the Effective Date, an Option to purchase two thousand (2,000) Shares. Thereafter, each newly elected or appointed Non-employee Director shall be granted, on the next business day following the date on which such Non-employee Director is first elected or appointed to the Board, an Option to purchase two thousand (2,000) Shares. The specific terms and provisions of such Options shall be incorporated in Award Agreements, executed pursuant to Section 6.4 of the Plan.

                 6.2 SUBSEQUENT GRANTS OF OPTIONS. During the period beginning with the next business day following the 1995 Annual Meeting and subject to the limitation on the number of Shares subject to the Plan, on the next business day following each annual meeting of the Company's stockholders, each Non-employee Director (other than a Non-employee Director who has not then yet served at least six (6) months on the Board) shall be granted an Option to purchase one thousand (1,000) Shares, effective as of each such next business day following the annual stockholders' meeting.

                 6.3 LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Sections 6.1 and 6.2 herein, no additional Options shall be granted under the Plan.

                 6.4 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the term of the Option, and the number of Shares available for purchase under the Option, in accordance with the provisions of the Plan.

                 6.5 OPTION PRICE. The purchase price per Share for each Share which may be purchased pursuant to an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

                 6.6      TERM OF OPTIONS.  Except as otherwise provided in
Section 6.8 hereof, each Option shall expire, and all rights to purchase Shares thereunder shall cease, on the date ten (10) years and one day from the date on which the Option was granted.

                 6.7 VESTING OF SHARES SUBJECT TO OPTION. Subject to the terms of this Plan, each Option granted under the Plan shall vest one hundred percent (100%) upon the day preceding the first annual stockholder meeting following the date of grant of such Option. Notwithstanding the provisions of the preceding sentence, all Options held by a Participant or such Participant's Permitted Transferees shall immediately become one hundred percent (100%) vested upon the first to occur of the following:


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                 (a)      The death of the Participant during service on the
                          Board; or

                 (b) Termination of service on the Board due to the Disability of the Participant; or

                 (c)      A Change in Control.

                 6.8 TERMINATION OF DIRECTORSHIP. In the event that a Participant ceases to be a Director for any reason other than death or Disability, (i) all Options held by such Participant or such Participant's Permitted Transferees which are not vested as of the date on which such Participant ceases to be a Director shall be forfeited (with no further vesting to occur), and any Shares subject to such Options shall again be available to the Company for grants under the Plan in accordance with Section 4.2, and (ii) all Options held by such Participant or such Participant's Permitted Transferees which are vested as of such date shall remain exercisable for six
(6) months following the date on which such Participant's service on the Board terminates, or until their expiration date, whichever period is shorter.

                 In the event of the termination of service on the Board due to the death of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (1) year following the date of death, whichever period is shorter.

                 In the event of termination of service on the Board due to the Disability of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (1) year following the date of such termination, whichever period is shorter, by such Participant, such person or persons as shall have been named as such Participant's legal representative, or such Participant's Permitted Transferees.

                 Any Option which vests pursuant to a Change in Control may be exercised at any time prior to the expiration date of such Option.

                 6.9 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Payment for Shares purchased upon the exercise of an Option shall be made in cash or, in the discretion of the Participant or such Participant's Permitted Transferee and consistent with any applicable requirements under Section 16 of the Exchange Act and the rules and regulations of the Commission thereunder, in Shares valued at the then Fair Market Value of such Shares or by a combination of cash and Shares. As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant or such Participant's Permitted Transferee certificates evidencing the number of Shares purchased pursuant to the exercise of the Option.

                 6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an


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

Option as may be necessary to comply with applicable Federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and any blue sky or state securities laws applicable to such Shares; provided, however, that no such restriction shall be imposed if the restriction would result in a failure of the grant of Options under the Plan to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation.

                 6.11 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or, (ii) to the extent permitted by Rule 16b-3 under the Exchange Act or any successor regulation and solely for the purposes of estate planning by or on behalf of the Participant, by transfer to members of such Participant's family, family partnerships or trusts, provided that the sole beneficiaries of such trusts consist of the Participant and members of the Participant's family. Any person or entity to which an Option has been transferred in accordance with clause (i) or (ii) of the preceding sentence is referred to elsewhere in this Plan as a "Permitted Transferee." All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant's Permitted Transferees.

                                   ARTICLE 7
                    AMENDMENT, MODIFICATION AND TERMINATION

                 7.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan governing the criteria for eligibility to participate in the Plan, the number of Options and Shares subject to Options to be awarded to Directors, the Option Price, the vesting period and the timing of grants of Options to Directors may not be amended more than once within any six
(6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder. Notwithstanding the foregoing, without the prior approval of the stockholders of the Company, the Board may not (i) materially increase the total number of Shares which may be available for grants of Options under the Plan, except in accordance with Section 4.3 hereof, (ii) change the class of persons eligible to participate in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) adopt any other amendment or modification for which stockholder approval may be required in order to comply with the requirements of the Code or any regulations thereunder, Rule 16b-3 under the Exchange Act or any successor regulation, or any national securities exchange on which the Shares are then listed or reported.

                 7.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect the rights of any holder of an Option previously granted under the Plan, without the written consent of the Participant holding such Option.


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

                                   ARTICLE 8
                                 MISCELLANEOUS

                 8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                 8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included.

                 8.3 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation or in the event that all designated beneficiaries have predeceased the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

                 8.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

                 8.5 SUCCESSORS. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company or a merger or consolidation with the Company.

                 8.6 REQUIREMENTS OF LAW. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                 8.7 GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


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